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                                                                   Exhibit 10.45

                                AMENDMENT NO.4
                                   TO LEASE

            THIS AMENDMENT NO. 4 is made and entered into this 7th day of December, 1995, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (ARRILLAGA FAMILY TRUST) (previously known as the "John Arrillaga Separate Property Trust") as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and SCIOS NOVA, INC., a Delaware corporation, as TENANT.


                                    RECITALS
                                    --------

            A. WHEREAS, by Lease Agreement dated January 22, 1993 Landlord leased to Alpha 1 Biomedicals, Inc., a Delaware corporation, approximately 15,018+/- square feet of that certain 51,680+/- square foot building located at 810 W. Maude Ave., Sunnyvale, California, the details of which are more particularly set forth in said January 22, 1993 Lease Agreement, and

            B. WHEREAS, the Lease was amended by Amendment No. 1 dated September 1, 1993 by changing the classification of parking spaces as set forth in Paragraph 45 of said Lease Agreement from sixty-four (64) nonexclusive parking spaces to eight (8) exclusive parking spaces and fifty-six (56) nonexclusive parking spaces, and

            C. WHEREAS, the Lease was amended by Amendment No. 2 dated December 27, 1993 which: (i) changed the street address of Tenant's Leased Premises to 820 West Maude Avenue, (ii) increased the total square footage leased by 11,902+/-, or from 15,018+/- to 26,920+/- square feet, (iii) extended the Lease Term three (3) years five (5) months commencing on September 1, 1998 and ending on January 31, 2002, (iv) amended the Basic Rent schedule to reflect the increases in square footage and Term, (v) deleted paragraph 46 ("FIRST OPTION TO EXTEND LEASE FOR FIVE (5) YEARS") in its entirety, and (vi) replaced Paragraph 47 ("SECOND OPTION TO EXTEND LEASE FOR FIVE (5) YEARS"), and

             D. WHEREAS, the Lease was amended by Amendment No. 3 dated March 1, 1994 which changed the effective date of the increase in square footage from February 1, 1994 to March 1, 1994 and amended the Basic Rent and Aggregate Rent accordingly, and

              E. WHEREAS, the Lease was amended by Landlord's Consent to Assignment dated March 20, 1995 which acknowledged the assignment of said Lease from Alpha 1 Biomedicals, Inc., to Scios Nova, Inc., and

              F. WHEREAS, it is now the desire of both parties hereto to amend the Lease by adding a "Lease Terms Co-Terminous" paragraph and a "Cross Default" paragraph as hereinafter set forth.


                                   AGREEMENT
                                   ---------

               NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:


    1. LEASE TERMS CO-TERMINOUS: It is acknowledged that (i) concurrently with
       ------------------------
    the execution of this Amendment No.4, Landlord and Tenant are also executing a lease agreement dated November 17, 1995 for premises located at 810 Maude Avenue, Sunnyvale, California (hereinafter referred to as the "New Lease") which premises are adjacent to the Premises leased hereunder and (ii) it is the intention of the parties that the Term of this Lease be co-terminous with the term of the New Lease such that the terms of both leases expire on the same date; provided, however, the termination of this Lease resulting from the terms and conditions stated under Paragraph 19 "Bankruptcy and Default" (subject to Landlord's option as stated in the respective leases' "Cross Default" Paragraph) or Paragraph 21 "Destruction" or Paragraph 22 "Eminent Domain" shall not result in a termination of the New Lease, unless Landlord elects, at its sole and absolute discretion, to terminate the New Lease.


    2. CROSS DEFAULT: As a material part of the consideration for the Landlord's
       -------------
    execution of the New Lease, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said New Lease may, at the option of Landlord, be considered a default under both leases, in which event

                                                         Initial: /s/ JHN /s/ JA
                                                                  --------------
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   Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said New Lease or hereunder.


           EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said January 22, 1993 Lease Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 4 to Lease as of the day and year last written below.


LANDLORD:                                      TENANT:

ARRILLAGA FAMILY TRUST                         SCIOS NOVA, INC.
                                               a Delaware corporation

By /s/ John Arrillaga                          By /s/ John H. Newman
   ----------------------------                   ------------------------
   John Arrillaga, Trustee                        John H. Newman
                                               Print or Type Name
RICHARD T. PEERY SEPARATE                      Title: Vice President
PROPERTY TRUST                                        of Legal Affairs


                                              Dated: 3/19/96

By /s/ Richard T. Peery
   ---------------------------
   Richard T. Peery, Trustee






                                                         Initial: /s/ JHN /s/ JA
                                                                  --------------